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Hagerty Capital Markets Analyst Day 2021

Barbara Matthews:

Good morning. Welcome to Hagerty’s 2021 Capital Markets Showcase. We are coming to you today from Hagerty Garage + Social in Bedford Hills NY.

Before we start, we’d like to draw your attention to the safe harbor statement included in our slide presentation. Please note the webcast, presentation and Q&A session will be simultaneously webcast and posted on Hagerty’s investor relations site.

We’d also like to remind you that the following discussion contains Forward Looking Statements within the meaning of the federal securities laws, including but not limited to, Hagerty’s market opportunities and further financial results that involve risks and uncertainties that may cause actual results to differ materially from those discussed here.

A detailed discussion of the material factors that cause actual results to differ from Forward Looking Statements can be found in the Risk Factors section of Aldel Financial’s most recent Definitive 14A. The Forward-Looking Statements and risks in this presentation are based on current expectations as of today, and Hagerty assumes no obligation to update or revise them, whether as a result of new developments or otherwise. Our commentary today may include non-GAAP financial measures. Reconciliations between GAAP and NON-GAAP metrics can be found in Aldel Financial’s Definitive 14A as well.

With us presenting today are Hagerty’s CEO McKeel Hagerty and CFO Fred Turcotte. Following McKeel and Fred’s presentations, we will open it up for a Q&A session where Aldel Financial CEO Rob Kauffman will also join.

For those of you joining us via Zoom, to ask a question, please select the “raise hand” feature. When you are called on to ask a question, you will be prompted to unmute yourself. For those on the webcast, you may submit your questions via the chat function in the webcast platform. And for those of you here with us at Garage + Social, please raise your hand if you would like to ask a question and we will bring you a mic.

Now, it is our pleasure to turn it over to Hagerty CEO McKeel Hagerty.

McKeel Hagerty:

Hey there. Good morning. I'm McKeel Hagerty. I'm CEO of Hagerty, and one of the founders of Hagerty. And we are here in Bedford Hills, New York, outside of the Hagerty Garage and Social. I want to talk about that in a few minutes, but what's really cool here this morning is, we're having a gathering of cars, and this gathering of cars is often referred as a cars and coffee or a cars and caffeine. And it's this type of event that's really taken over the car world in the past decade because they're casual, they're fun, it's a casual gathering of drivers and cars of all types. Here you'll see vintage SUVs, you'll see pickup trucks, you'll see super cars, you'll see great collector cars. The point is show up with what you have, be ready to take a drive afterwards after you have a little bit of coffee and have a little bit of fun.

But what I want to do is take you inside this facility, this Hagerty Garage and Social, and talk about a new membership offering that Hagerty is starting today, and that it's going to be rolling out in the years ahead. So, let's take a walk in. Also, the social element of the car world is super important. That's why events like cars and caffeine, as simple as they are it really picks that need of a car person to not only have a cool car, but to kind of show it off a little bit. Every single car person wants to get that thumbs up to say like, "Hey, my car is cool. Do you like it?" You get that little bit of acknowledgement. But one of the biggest needs of the car world is actually storage, unless you live in a place like I do in the Upper Midwest where we can build big car barns behind our houses, almost everybody around the country has a car storage need.

Now, we've seen these facilities popping up all around the country, usually independent storage facilities. Usually, it's a collector with a bunch of cars and they build a bigger facility and have all their friends store their cars here. And we decided that we were going to turn this, not just into a business, but into a membership business, and thus Hagerty Garage and Social. So, this facility became part of our network. We'll have almost seven of these facilities in the first part of 2022. And it's really cool, it's about almost 70000 square feet, about 325 vehicles stored on three floors and about 125 members. And they not only store their cars here, but they get together and have events like cars and coffee, like going on car tours, like doing all sorts of fun stuff together. So, it wouldn't be a Hagerty video or event if we didn't talk about a few specific cars and hopefully it tells a little bit of a story for you.

And I want to talk about this one, a member's car that's been here for a number of years. This is 1970 Plymouth Cuda, and Cudas were kind of the height of the muscle car era. If you've seen any of these on an auction somewhere, a big blocks, big loud thundering motor. This is a 440 six pack car, it is not a Hemi car, which means that while these were very inexpensive when they were new, because it was so popular as a big block high performance car, this car is now worth about $150,000 in a really mint condition like this one. And this is a really good, clean car, it has not been modified. So very, very cool. And it's finished in this great color called plum crazy, which is one of my favorites.

Now this one is near and dear to my heart. You see lots of cars in the background, but I'm a Porsche guy, my first car I bought when I was 13 years old that I still have is a 67 Porsche 911 S. Now this is a 1971 911 T, the touring model. And it's really lovely here in this silver. It's a target top, which made it a little bit of extra... It's a little bit more rare. And what's been really amazing about Porsche's is that this whole cool 911 era, early cars, they're just kind of raw great German-engineered cars, super fun to drive and they've almost tripled in value in just a short period of time. So, a car like this used to sell for about $30,000, and now it's selling for, probably $110,000 to $120,000. So very, very cool. So this is a cool facility, there are other kinds of cars that I want to show you. And so let's go upstairs and take a look.

So, there's a lot of amazing eye candy in this place. I just love walking around and seeing all the really big variety of cars. There's an incredible collection of 50s era Ford Thunderbirds right here, which is near and dear to my heart. I grew up driving in 1956 Ford Thunderbird that was my dad's. But we have three cars I want to show you really quickly that tell a story, not just of where Hagerty has come, but where it's going and I think they're pretty interesting. This is a Ford Mustang, which was introduced originally in 1964. And this is a 1969 V8 Mustang. And what's amazing about these cars is it's that – by the way, the second most collected car that Hagerty insures right after the Corvette, all Mustangs. – And so this car was introduced in 1964 and a half. By 1969, there were over 2 million Mustangs on the road. So, this was an incredibly popular car that was just built to be fun to drive. You had the convertible models they were built in all variety of high performance, lower performance, more affordable cars, but they were just almost instantly popular.

What makes it significant in the 2 million vehicles is, that today, a 100,000 vehicles selling would be a wild success. So, it just tells you how incredible a Mustang is. So, these are highly collected, they continue to hold their values really strongly. A car like this you could buy just a few years ago for maybe $30,000. It's probably worth $50,000. So really good news for those Mustang collectors out there, incredibly popular. Very, very cool. I want to talk about another 911 and we're often asked at Hagerty, is it just about old cars? Is it just about huge collections? Well, it's about those things, but it's also about almost brand-new cars like this. So, this is a 2016 Porsche 911 R. Porsche reserved the R designation for very, very few cars. And they did this one on a special anniversary and the introduction of the 991 model designation. So, they made 991 of these. And when they came out with it, it was purported to be the last manual transmission 911 they were ever going to build.

And what happened, they came out, they only offered these to kind of an executive program. You had to be a special Porsche customer even to sign up and get one. You're going to get one of the last manual transmission cars, lightweight, high performance, it had this unusual paint striping on the hood. And they sold new for about $250,000. And guess what happened? The outcry over losing the manual transmission made everybody so crazy that Porsche just kept building manual transmission cars. So, if you're wondering, did that degrade the value of the 911 R did the $250,000 get cut in half? Well guess what happened? They not only held their value, but they continued to rise. You'd be lucky today to be able to buy a good condition, one like this for less than $500,000. And that is just a five-year-old car. So, this is proving our point that even a new car can be investment worthy, investment grade, and they can go up in value and be part of an important collection.

So finally, I'd like to talk about a car, and you might wonder like, how could this one be the future of Hagerty? This is a 1969 Ford F100 Pickup Truck. And, if I were talking at a valuation seminar, or I were talking to a group of collectors and say like, what's the emerging category of collectibles? I would always say pickup trucks and vintage SUVs. What's a vintage SUV? You think Jeep, Land Rover, International Scout, that sort of thing. But pickup trucks are a really important part of this world. And even when they're kind of showing little signs of rust and pitting on the chrome, there's some little rusting along the door right there. These are incredibly valuable, especially for young people who want to get into the car world, not spend a lot of money. They made lots of parts for these things. They're easy to work on. They're really pretty kind of retro cool. And I love this one in this two-one paint scheme, and so no doubt about it, pickup trucks are popular.

But here's the second big thing that I think makes this vehicle especially important for us today. If there's a single question that I'm asked right now, when I travel around, talk about the car world it’s what's going to happen with the future of cars as more electric vehicles are produced today? And my view is for one thing, electric vehicles are fun. They're really fast. And whether somebody wants to drive an electric vehicle or an internal combustion car, I don't care. They're all pretty cool. And what's cool about this F100 is it's been converted to an electric drive train by the owner. I think we're going to see a lot more of this in the coming years ahead, we embrace it totally and know that this is going to be a part of our world. So, we kind of get a two for here when it comes to both a pickup truck and an electric vehicle.

But as you can probably tell by now, Hagerty does a lot of different things. And what I'd love to do is show you a video that shows a little bit more of the breadth and the depth of what we do. And then we'll have a chance to talk a little bit more. Take a look.

VIDEO:

McKeel Hagerty:

In my family, when I was growing up, my dad prompted us, I and my older sisters to pick out a car and to restore it with him. From my earliest memory, spending time with dad was spending time in the garage.

Speaker 2:

It's a lot of fun driving a car that turns heads. I'm not going to lie.

Speaker 3:

Driving this Bronco is mental health for me. And very few things relax me more than getting in the car I love and going for a drive.

Speaker 4:

We put the Ramirez plaque on the back of the car because this car is and was built by the family. It was me and my brother, my wife, my boys. This car is us. This is my family.

McKeel Hagerty:

Good morning, everyone. So welcome to everyone on our live streams out there and everybody who came to join us here in Bedford Hills. Again, sorry, you saw me already a couple of times, I'm McKeel Hagerty, CEO of Hagerty, and I'm joined by Fred Turcotte, our CFO. And when we get further on down the road to the Q&A, we'll be joined by Rob Kauffman, who is our partner through this incredible process of going public via a SPAC process, which boy, I've learned a lot during this whole thing. And it's been pretty amazing, and it's been made so much better because of Rob and Rob's team, who's brought a lot to us through the process. So we're grateful for everybody joining us and for joining us here, I hope you like the setting here.

As you can probably see, I dressed for the occasion. I had to have my pocket square that matched at least one of the cars in the background. So, we don't give anything away. One thing that you'll discover about people who really love cars is there's this whole subtle language of how they dress and act and do stuff to kind of identify themselves with the car world. And it's a big part of what we do. So I'm going to talk for a while here, so a little bit of an apology and to our local audiences, if we can hold questions to the end, because it'll just be easier to kind of flow between who is on the live stream. So keep your questions. We're here to answer them. We really want to make sure people come away feeling like they understand the business and our story and where we're going as best as we possibly can. So take notes, we'll ask questions and we're also going to do tours. We have lunch after we do a tour, so if anybody wants to kind of go deep, we'll give a couple of tours of the garage. There's some fun stuff in here. This is not an insignificant grouping of cars here. So if anybody's interested, I actually find some pretty fascinating stuff and I get to see a lot of pretty cool cars.

So the kind of agenda here I'm going to talk for a while, a little bit about kind of who we are, again, you've already seen some visual snippets around it, why our approach to tapping into the total addressable market, using a membership model plus insurance, we feel is really a unique way to approach this real high passion space of the car world. I want to talk about our business model. We've approached it, I think maybe a little bit differently than some people might have thought of and kind of give you an insight into that. Then Fred's going to talk a little bit about kind of status of the deal, where we are, we're getting really close to our closing here in less than a month. And I can't wait to get that moving to the next level. You'll hear a little bit of our financial highlights, how we think about capital allocation and then we'll wrap up and go to Q&A. So if that sounds good, we'll get going. I do have a fairly slide heavy format, a few of you've seen some of our stuff. This is also kind of a new version of some of our previous decks that uses the same information, but we hope explains it in another clear way so that our story is not lost because we think we have some stories that are really worth telling that are unique.

So something I'd like to lay out there and I know you saw some of our slides and things before is, the car world is very much about passion, it's about interest and we're going to go into that in depth. And to match that, Hagerty lives by a purpose and every single meeting, every time we're planning strategically, every time we talk about something, we talk about this purpose of saving driving and car culture for future generations. And this is not a throwaway made up purpose. We really believe this for us and for a lot of people, like for me. You kind of saw, I'm a car person. For a lot of people who are driving it isn’t just about owning something kind of in some transitory way that you kind of move in and out of this thing, it's an important part of my life.

And it's important part of a lot of people's lives and we're convinced it’s kind of a permanent part of our culture and it's something that does require saving though. There is no mysterious nonprofit or governmental agency out there that's going to preserve driving and car culture for future generations. And so that's why the second part of this, our mission is not... Because we have this purpose, but our mission is to grow an organization large enough to contribute to our purpose. And that means growing a bear business. It means making this decision for example, to go public, which we did not take lightly. We were very careful as we thought through this, going from a family privately owned company forever, which has its advantages to realizing that now is the time to really scale up as we not only knew our organic growth and the things that we were seeing in the marketplace, were really a big set of tailwinds in our favor, but now is the time to really go forward and really start building this mission to serve our purpose.

So there is a... We talk about words like passion. I know it's kind of strange in a financial world to talk about passion, but I want to explain why that's pretty unique. But also really the track record of Hagerty is this, a growth story and there's a lot of growth in front of us. And I want to show you why that works pretty well for us here. So kind of high level executive summary, and we'll hit on this at the end, right before the Q&A. Hopefully what you come away from this is realizing that this kind of strange world – if you're not familiar with it – of enthusiast cars or people who really love cars, it's a larger audience, total addressable market and it's largely under penetrated.

No one has been able to put the pieces together to attack it in a big enough way. We believe we have. Part of our approach is – that second bullet is – that we kind of don't care where a new member comes from. We're really omnichannel and our approach, both from a direct, from a wholesale, from a big partner distribution standpoint. Our membership ecosystem, which I'll go into pretty much in-depth, we think is a unique way to tap into this space. We have really, not just a proven track record here, but when we go all the way back to the beginning, this is a remarkably resilient business in the first, we've faced a lot of things like all businesses have, I think back to the.com bubble, I think the financial crisis, I think of pandemics. We have a very resilient business model that grows because of this unique feature of people love cars.

And then we believe through this process, going through a SPAC merger process is that we are raising sufficient capital to fund our future needs. So this is not just the beginning of some big waterfall. We're excited about the future, and what we're going to have available to us going forward. And we're really confident in the story that we're about to tell you. High level numbers and a couple of things, as it stands today, numbers that we have put out before during this process: we have about 1.8 million members. About 700,000 of those are paid members, so we use traditional and a subscription membership model. We have a freemium to paid aspect of that. We insure about 2 million vehicles across our jurisdictions. Net promoter score, which is something we're really proud of because it directly connects to the culture of a company we believe and its brand is an 84 net promoter score, which in insurance is extraordinary, but in almost any business is something to be proud of, we believe.

We have this really strong lifetime value to customer acquisition cost. We're about 600 plus million in change this year and from a revenue standpoint, 90% retention, which is really strong and a 41% loss ratio, which if you know anything about auto insurance, that's extraordinary. And we'll go into a little bit about why that works. We'll talk about this membership ecosystem. It's not one thing, we love insurance, we're really good at it, but that's not what makes this company unique. And it's not how we're attacking the market, is attacking it only through insurance. So we'll go quite a bit into this membership ecosystem as we move along.

This is something, I think it's appropriate, if you know anything about how the mechanics of a car works, and if you happen to be a fan of Jim Collins work. So this is our cover song on Jim Collin's Flywheel and cars actually have flywheels, so we think we have a unique ability to use the flywheel metaphor. And the idea with the flywheel is, you don't try to do a whole bunch of things. You try to do one thing better and better and better and everything when you're building a business using this kind of flywheel metaphor is you try to make the wheel spin faster and when your young business and you are trying to grow, spinning that flywheel is really tough. But as you get faster and better at it, it spins faster and faster. And you make a flywheel spin faster and faster in our world and we talk about this all the time at the leadership level, you either put energy into a flywheel or you make it lighter.

So there are only two ways to make a flywheel spin faster. You make it lighter, of course, in a modern world, by usually the use of technology partnerships, ways of distributing things better, you break down the things that are... The friction, the inertia around, what slows something down. And you put energy into it, which can be capital, it can be new programs, it can be new products and offerings, all of that stuff. For us, we kind of read around this by recognizing that we put the enthusiast at the center of everything we do. And then we build the business sort of around what the consumer needs are not just trying to sell more insurance. First and foremost, we talk about brand, hopefully for those who have been here, who are here in person this morning, you feel like you are welcomed.

It's something we call it, our age factor, hospitality model. We treat people like they're a guest in our home, which means, like food is really important to us. You got to have good... If we're going to do cars and coffee, it better be good coffee. But truly, we act that way because, we want people to be a friend and to refer us to their friends in the car world. We're going to talk a lot about this idea of how we collaborate to win. Lots of businesses. Sorry... There we go, I knew that was going to happen. Take my phone out of my pocket, but my watch goes off, who knows? Never talk on that thing ever once. So, I believe in collaborating whenever possible, especially when you're trying to really scale a business, if you approach it, that the only way you can grow is you got to compete and beat somebody, it's really tough. Especially in a space like insurance alone, where you have all these gigantic companies out there, so I'll go into that.

Engaging experiences, really one of our superpowers, actually not much in the insurance space, more in the automotive space, things like garage and social or event strategy, media, we try to be highly engaging, digitally driven, the biggest single investments really that we're making right now across our ecosystem or in the digital space, not just to automate our insurance transactions, but across the board, whether it's buying tickets to come to one of our events, the way people consume our media, some of the other assets that we bought, like our... You probably saw in the video Drive Share, which is a peer-to-peer rental business, these are all part of our digital ecosystem and a big part about how people will engage with us.

And then finally that growth mindset culture. I'm a believer that you can only grow a business as fast as you can grow your team. And so we have a lot of really bright people that have both grown up within the company and we're attracting a lot of really A level talent from all sorts of industries. Early on in the business, I seldom hired anybody out of the insurance world because I thought they bring too much baggage. This is exactly not the kind of person that we needed to grow this business, now we hire a lot of people from the insurance, but a lot of people from other places, too. Hospitality, brand, entertainment, events, businesses, they're all help us building this out. The other thing I want to point out, and it's really important to us even becoming a public company, we are thinking long term, according to our purpose and we're investing long term.

We get it, we're reporting quarterly. We've got a lot of growth that we have to do. Excited about that. We love getting feedback, but we're going to think long term because we have big plans for ourselves. And we're grateful for people who are willing to think long term alongside of us and help us in our mission to get our story even better, along the way. A couple of things that I'd like to point out the car immunity for those of you who are not... It's vast, it's larger than people think, it's growing and it's passionate. So these are not just fake numbers, when we talk about data around the car space, this is actual data, automotive intelligence, our group that analyzes this car world. It's something we take very seriously. We didn't want to put a bunch of kind of made-up numbers. When we talk about more than half a billion global car enthusiasts that translates to about about 69 million in North America who are kind of declared automotive enthusiasts.

The 43 million vehicles are registered vehicles in the United States in our target zone and we know where they are located down to the county. This is all part of our kind of plan around building our data advantage. And we really think about the premium estimates, just from an insurance standpoint, that idea of sort of greater than $12 billion estimated premium in our TAM. That's a real number. And we're building towards it and we have programs to get there. It's growing, these numbers are kind of tough to get to, but one of the cool things about this space, there are probably some vehicles even behind me, that people wondered well, is that even a collectable car? Talked about that 911 R that's downstairs, that thing is not going down in value. It's going up in value.

You think about a Mazda Miata. They built over a million of those things, they're 30 years old, the oldest ones you see them all over the place. Those things are going up in value. They're beloved little, two seater convertibles. As some of our friends like to say that the Mazda Miata is the greatest two seater, British sports car ever built, that just happened to be built by a Japanese car company. So, it's great and they're lovely in their collectible and it's growing every year. More cars come into our wheelhouse, and we like this. And they're passionate. Big thing about this space is that people spend an inordinate amount of their discretionary income on cars when they're into it, they love to spend more. No car person wakes up every day and says, how can I save money on cars? No one who's into cars says that. Not on anything. They wake up every morning and say, how can I make more money so I can spend more money on cars? That's our deal. Those are our people.

We also attend a lot of events, I mentioned in the video, people gather around the car space. That's a cool feature to it, there is a social element to that. That's one of the reasons that we're building out an event strategy. It's why we try to connect people in a community standpoint and strangely these engagement scores – this one was a little tough to get to – is that ironically, if you look at across a lot of different ways of studying this, four people who are into cars, it falls only behind their children and their pets of the thing that they're most passionate about, it's kind of fascinating. I know some car people that their cars are way more important than their children and their pets. But we'll let those people off the car loving spectrum.

But the weird thing about this space is, it's really from a pure insurance standpoint, it's underserved and it's really disconnected. There isn't a larger community aspect, tying them together, especially now that automotive media, as a business model, all the magazines, many of us used to know about, and you see on the newsstand, the road and tracks and the car and drivers. Those business models are really struggling, they're having a hard time connecting people. YouTube video gaming, other platforms are actually on the rise, but a lot of traditional automotive media and ways people connected are kind of falling apart. And that's one of the ways that we think we have a unique advantage. And they're also, like I said, largely underserved, the vast majority of that 43 million vehicles from a pure insurance standpoint, they're underinsured and they're undervalued, which is a big advantage we have. Because as I mentioned, we're pretty good at insurance. We like the rest of the stuff, but we're pretty good at it.

I think one of the unique things about us is that, we're a financial services business and right now 93% or 92% of our revenue comes from insurance, which is great. We're going to continue our insurance business, we're in the financial services space, but what really drives the performance of the business model is consumer discretionary spending, which as I said, is remarkably resilient even during downturns. And again, it tends to index very high in a person's life. If they're into these types of things, they tend to spend a lot on it and what's interesting is the first bits of data are coming out to realize that it's not just a baby boomer, an older crowd.

In fact, this is one of the first years where over 50% of all of our new business is coming in from people who were born after 1965. So gen X and millennials, I'm an older gen Xer at 53 years old. So it's the first time we're seeing this, that the generational shift, finally shifted away from baby boomers into the gen X or millennial crowd. So it's good news for us. So as I mentioned, car loving is a way of life. I would love to do that search and maybe we can figure it out that Google has that mechanism, that you can go search it, like the rise of words in our society. And they have that, that system probably you've all done this, the word mobility has never been used in the car world best I can tell, but it's used all the time.

So anytime you turn on, whether it's a financial news network or something like this, you'll hear that the future of the car world is about mobility. And what that seems to imply to me is it's like a single individual going from point A to might B, maybe it's on a scooter, maybe it's on electric bicycle. Maybe it's in the back of some autonomous vehicle that is not how car people who are into this think. There have always been different dimensions and we believe there always will be. Status from the very beginning of the automobile is a huge part of it, it still is. Nobody buys a 48 Pista because they're trying to get to point A or point B or any of these cars behind us. Competition is a huge part of our car world. The year the first car was invented was a great day in humankind. The day the second car was invented, there was a race between the first car and the second car. Just to be clear, competition has always mattered. And competition comes in many forms, rituals, things like parades. We do a lot of family gatherings around cars, as you might imagine, at my house, community, family, fun, all of that.

When Henry Ford – there's a famous quote by Henry Ford and I'll butcher it and we'll have to pull it up and send it to everybody, is he said, "Look, I'm going to create a car for the masses so that anyone with a job can afford one." I'm paraphrasing. And he was referring to the Model T but what the rest of the paragraph is the most interesting. It wasn't so that they could drive to and from work. It was so that you could spend countless hours exploring God's wide open spaces with your family. And that's the part that people forget about why Henry Ford conceived of the mass production of the automobile, is there's more to it than mobility.

Every car enthusiast has a story and you're out there, and it's a big part of what we do, is emerging those stories and recognizing that, for whatever reason, the way a car makes people feel; that idea of status, that makes them feel successful. It's a really easy symbol to buy a car like this and say like, "This is a big symbol of my success." I have a couple of cars that were really important to my dad. And one car in particular, it's not actually worth that much, but literally when I'm in that car, around that car, I'm with my dad. He passed away about seven years ago. And so, that's okay, that's what this is about. And we honor that with all of our members and all of our stories.

Another kind of key distinction here, again, trying to separate things. When I say save driving, I do not mean we want to save the four hour commute. So, I just want to be clear; the mobility problem. What we're trying to do is save driving. So, if you think about the typical commuter, the way a lot of people do think about the value, the purely utilitarian view of an automobile, and you think about Jamie here, our persona, the commuter, they have a lease, there's gas, there's monthly parking, there's maintenance. There is economic value, but not in the way we look at it. But if you look at people who are really into the automobile in every way, they spend money in so many different dimensions, not just on the cars themselves, on the community, the swag. I mentioned, I wore my pocket square here today, the automotive after market buying and selling, all the different status stuff that goes along with the cars that the economic value is just fundamentally different, and that's what we tap into with our model.

So, here's how we drive engagement. You saw this wheel figure image before. And what this really is, is that, and I have to tell you, and I could go all the way back to the beginning of this business. Back when it was in the basement of the house I grew up in. If there was one thing I could have changed is I would've made it a club first and then added insurance later. Insurance is a really great business. We have incredible insurance professionals that work at Hagerty. We're really good at it. And we've learned a lot about it, we learn a lot more every day. But I would've made it a club first. And I would've engaged people in a non-insurance way and then sold them insurance after the fact.

So, in so many ways what we've done, we reversed it. We got really good at scaling the insurance business and then built our membership model later. We've been at this for about 15 years on the membership side, the paid membership side, and our biggest membership program is not Garage and Social, it's called the Hagerty Drivers Club that I'll go into. And this really allows us to engage with people in so many different ways. If you think about why it's about engagement: it’s, if you buy just car insurance from a car insurance company. Okay, let's say you're the type of person that writes a single check. One time a year, you write your auto insurance premium. That's your one point of engagement with that company all year long. If you have 12 monthly payments, you engage with them 12 times a year. Well, I don't know about you, but there is not much less sexy in a consumer's life than getting a bill. 12 points of engagement isn't really engagement at all.

The average paid member of Hagerty Drivers Club, who has an insurance policy with us and a paid membership has about 275 points of engagement on an annual basis. Not only, of course, we talked about insurance, but they're getting articles sent to them about how the value of their cars are increasing, or they get invited to a different kind of event, or here's another trend that's happening. Maybe they like to go for a drive at a Cars & Coffee outside of a Hagerty Garage and Social. The point is, heavy engagement in the automotive space, and that's what helps us engage here.

Media and entertainment is a big part of what we do. It started with our valuation tools. Our valuation tools, under our automotive intelligence group, the idea first was, let's give people real data and information about what these cars are really worth. We were starting to see more data than just following live auctions. If anybody's ever turned on a cable television channel and seen an auction on television. It's interesting for a while, just like watching poker on television, for a while. And then when you go to the fifth channel and there's another poker game on, it's not as interesting anymore. And the reality is, is auctions are, if you look at all of the live auctions in the world, and don't get me wrong, they're really interesting; a lot of high end cars sell at car auctions. They only sell about 20,000 vehicles a year, and we are already seeing, as it stands today, over 200,000 transactions flowing in and out of our membership ecosystem, just in and out of our world, people adding, deleting different policies, and then the millions of people looking at values of vehicles that strangely they didn't actually own.

So, why is somebody who looking up a value of a car that they don't actually own and insure with us on our valuation tools? Because they're shopping. And that's what we did when we started creating our valuation tools, our whole approach to media is to make this car world really fun and to give people an extra advantage so that when they go in and try to buy something, or they saw a neighbor has a car for sale, there's a for sale sign in a used car lot, they're a little bit more informed. They have a little better experience when they go out there and buy it and then we create the resources so that they can be the more informed consumers. So, that's part of our marketplace strategy as well.

We do have an active marketplace right now. I mentioned earlier, it's called DriveShare. It's a peer-to-peer rental business, like an Airbnb for classic cars, enthusiast cars, if you think about it. I thought that would never work, I must tell you. And it's actually really interesting. There are people willing to rent cars to somebody else, as long as they exist in a trust model. And when they have a fellow Hagerty Drivers Club member want to rent their car, rather than a complete stranger, they feel better about it. So, it was one of those acquisitions, we acquired that company a couple of years ago, rebranded it, are tucking it into our ecosystem. It's our very first foray into a peer-to-peer marketplace.

Impact is a big part of what we do. I'll talk about that in a few minutes. And then obviously insurance, we actually believe when somebody only buys insurance from us, they still can get a free Hagerty Drivers Club membership, where hopefully they do become a paid member. That's our job, to try to sell to them. But even just an insurance customer is still a member because they get a lot of features. They get invited to stuff. They still get a lot of information for free just being part of our world.

So, Drivers Club itself, you can see, it's probably a little easier for those on the webcast, some of the features here, just to point out. The average member as it stands today, a paid member pays us about $57 a year. You get our really award-winning, and we're now the second largest circulation car magazine in the world of any kind, Hagerty Drivers Club. So, you get our magazine, pretty extraordinary group of automotive journalists. Really the, I call it, murderers row of automotive journalists working for us in Ann Arbor, all ex car and driver road and track people who really wanted to work for a real media company. And they're excited to produce our magazine, all of our digital content.

Roadside assistance is a big part of what we do. It's a little bit of a different service model to pick up certain vintage cars. If you think about the type of towing equipment that you have to get some of these cars off the side of the road, it's different than what can just go pick up a regular SUV. Discounts, events, access to our evaluation tools, plus our Garage and Social membership model.

We also have another membership model that we piloted last year, that we're in the process of launching called Radius. Which is our high-net-worth membership offering. We've always had kind of a high-net-worth group, we call it private client, and they're very important, very large scale collectors. Radius is really built for them. So, think about it as kind of an Amex Black Card for a membership model for people who have big collections.

Probably the biggest number, when you look at what we will be talking about in the quarters, in the months and the years to come are going to be member growth, because this is our funnel. This is how we monetize automotive passion, is really being laser-focused on growing our member count. I mentioned 1.8 million, combination of free and paid. This number is, we have a track record of growing this, but when we start talking about this number growing by millions, this really serves our purpose. If anybody reads, I read a lot, there's a famous book called Micro Trends by Mark Penn, you got to move about 2% of a population if you actually want to create a movement.

If we're going to save driving and car culture for future generations, we actually have to move a significant part of the population. So, our member model is allowed to have people tumble into it, monetize it in the ways that we can, and then we start creating this movement around saving driving and car culture. So, when we talk about member count and why I'm so passionate about it, when I think about this year, we've had hundreds of thousands of people join us. They haven't just bought something from us, they've joined us in our mission to save driving.

So, insurance. It's probably why some of you came here. Here's this interesting specialty insurance business. So, why is it that the old phrase we used to use, collector car insurance, what's so different about it? Well, just kind of brass tacks, it's as simple as this. When you buy a new car, it's true, you buy it, you drive it off the showroom floor, that car is plummeting in value every mile you drive away from the dealership. And if you've ever heard those apocryphal stories of somebody totaling a car before they get it home, and they're shocked when their insurance company won't pay what they just paid for the car 15 minutes before, it's true. And that's called depreciation. And that's because standard auto insurance depreciates a car from the second you drive it off the showroom floor.

What happens, the value plummets, and it plummets, and it plummets, and it never goes quite to zero. There's always scrap value in every single car. It goes down to here, and then eventually, for a variety of reasons that we talk a lot about at Hagerty, it starts creeping back up in value, and right about when it hits its original purchase price, we kind of refer to it as a J curve, something special is happening. This car is really becoming collectible. Now what happens, like that 69 Mustang that was in the video, the yellow one, that was maybe a $3,500, $4,000 car, but now it's worth 50. Because the J curve starts heading up dramatic. There's probably some other letter in another language, but it goes way beyond the J.

And so, what we do is we guarantee the value of a car. We use our valuation tools, we know what these are worth, we do not require appraisals on the vehicles we insure because we have more data than the appraisers do. Most appraisers use our valuation tools to do their job. So, we guarantee the value of the car. It's a unique feature, regular auto companies don't do it. There's a huge savings of insuring a car with Hagerty than there is insuring it as a regular vehicle.

One of the things I'll talk about in the total addressable market, 43 million vehicles, that's a lot. Where are they all insured? They're all insured with regular standard auto insurance carriers because it's just easier for those agents and companies just to write it as a regular car, hope the owner doesn't know the difference and hope they never have a claim because if they have a claim, they're going to get a depreciated settlement, typically, at the time of loss. You won't get that if you insure with a specialty carrier.

We have a lot of special protections that are baked into a policy like ours, again purely talking about insurance. And those can range from spare part coverage. The spare parts for some of these cars are very, very valuable. Whether it's something called cherished salvage happened... There's a really catastrophic event back here a few years ago, Hurricane Sandy, thousands of cars of our type were actually lost. Many people wanted to have their total loss paid on that car, but they wanted the car back, so that they could start the restoration process and that car could see new life. So, we have a lot of features that are added into that.

We also have services that are built around our insurance model that are truly unique. One of the most devastating things that happens to somebody when a car is damaged, because it is their baby very often, right after pets and children, is that, they're really devastated by it. So, we do little fun things. Like we send the car a get well card while it's being repaired. We have a parts finding team that helps a restorer find parts for that car because we can find parts faster and cheaper than most restorers can. We have an expert repair network of hundreds of shops out there that will prioritize the work of our members above others. So, we have a lot of features. Like I said, we're really good at insurance. We understand pricing, underwriting, policy fulfillment, claims handling, we handle it all soup to nuts, both with a direct customer and on behalf of when we have partner programs.

I mentioned media and entertainment, why it's so different. We have really broad reach. You saw the video before, there wasn't, I don't think, much of any mention of insurance. When we're having fun with cars, we don't talk about insurance very much. It's not honestly a very fun subject. And so, we talk all about automotive stuff. When we talk about 330 million video views, if you haven't subscribed to our YouTube channel, it's pretty interesting, about 1.8 million subscribers on our YouTube channel, and there is no mention of insurance in there. I mean, there's all this great mesmerizing content built by professionals. Mentioned our magazine, social media followers, starting to operate these events, create a lot of attention for us. Media and entertainment's a big part of what we do.

We have been a very innovative company around the edges of insurance or when it comes to different offerings that we have. Mentioned our valuation tools, mentioned marketplace like Garage and Social, more to come in the marketplace space in the years to come. And then DriveShare, our peer-to-peer rental business.

But I wanted to talk about impact here briefly if I may. Every company has to have an ESG strategy, we get it, and there's going to be more to come here, but it's really important to highlight from a culture, an employee, a team member standpoint, when it comes to diversity, equity and inclusion, it's been an important part of what we do. Actually, COVID has really helped us in that way. I think a lot of businesses have been able to really get a lot more serious about that, we have too. Recruiting and development, inclusive branding, it's just really important that we put our best foot forward in that. When it comes to corporate citizenship, our people, planet and prosperity model, we're not a B Corp, but we know we got to be good citizens in the world. And that's an important part of what we do.

That third column is an interesting one. We've had a number of nonprofits we will continue supporting. We have two – currently – nonprofit organizations. One was called the Hagerty Foundation. It's now under our Hagerty Drivers Foundation. The primary purpose of it was to fund people seeking careers around automotive restoration, careers in the automotive space. We've contributed millions of dollars to scholarships and also programs in this space. It's something I've been deeply passionate about and personally involved with. We need to get young people into the trades around this world so that we can pass the skills and knowledge from previous craftspeople onto the next generation.

Another one, it's a fascinating picture here. And that is a picture of, that is actually President Taft's steam car, which was a white Steamer. And until just a few years ago, there had never been an automobile displayed on the National Mall in Washington. Actually, it's a national park and it is not allowed. You are not allowed to present cars there, but we created an organization called the Historic Vehicle Association, which champions the cultural value of the automobile, not the economic value, the cultural value. And we started putting these jewel boxes of cars out on the National mall in Washington, just very, very special cars. There's very little Hagerty promotion. This is just telling people that, they're on their school trips, that cars are also part of our world. And that there are certain cars that are really, really special.

And out of this, we created something called the National Historic Vehicle Register. Very much like, have you ever seen that with historic buildings? There had never been a vehicle on the National Historic Register, and we created a National Historic Vehicle Register. We have 30 vehicles that are now recognized and are permanently part of the Library of Congress as considered cultural artifacts of our time. And that's part of our mission's purpose of saving driving. You have to do stuff like that.

And so finally, I could go on forever about that one. I'm just passionate about it, we have to do it. And then obviously from a governance and accountability standpoint, impact is important to us. And the only thing I'll mention about governance at this point is that we're a big believer in the power of really good strategic boards. I'm a believer in governance. As a private company for 15 years, we had an independent board of directors when we didn't have to, because I knew if I wanted to be a good CEO, I needed feedback. And I know we needed to represent our customers and our employees really, really well. And I'm super excited, I'll mention that at the end, what our new board will look like as a public company, because we have some total rock stars joining us. I'm excited about it.

Finally, I'm kind of repeating a few numbers here, we know that our membership ecosystem drives value. It drives retention up. It helps us maintain our pricing around our loss ratio. Our net promoter score, it's fun to compare it. This is a comparison of our net promoter score, 84, to an insurance industry average of 39. One of our value plays when we do partner with big insurance companies is to tell them that, "I guarantee you, when we talk to your customers, they like us better than they like you." And it's kind of a joke because we know they like them too, but that's what a net promoter score of 84 means.

Couple quick things about our business model. I've already kind of foreshadowed this. I mentioned before, we don't care where a new member comes from. We have an omnichannel distribution model. We sell directly to consumers, I'll share the percentages here in the middle, and that's important. We also sell through agents and brokers and we also partner with the biggest insurance companies. Why? Because they insure the majority of those 43 million vehicles out there. This gives us, and the way we approach that, just from a distribution standpoint is that we have a higher share of profit than a typical just MGA model. We get steady fee-based incomes. All the reason that anybody who follows the insurance industries knows how that works. And we use our data to really drive our pricing and underwriting model, and we get better each and every year on that.

Risk management and reinsurance. We knew from the very beginning that the only way you really make money, if you're just in the insurance space, is you got to be able to manage your underwriting results and you got to manage your loss ratios across the board. It's a really big feature of what we do and why our financial model works differently than everybody else. Gives us a steady, not just a steady cashflow, allows us to create great partnerships, allowed us to stand up our Hagerty reinsurance company in Bermuda because we could control our results.

And then finally, our subscription model, which I described. It's like adding fries on top of that order at the drive through when you approach membership the way that we do. It also has given us this great advantage in that our lifetime value to customer acquisition cost is a 10. Which, last I checked, that's a pretty strong lifetime value to customer acquisition cost. So, important to us.

We have huge data advantages in our space, not just in insurance, but the way we're approaching this automotive ecosystem. Insurance, if you've ever thought about it from a purely data standpoint, produces a tremendous amount of first party data to insurance companies. When somebody goes online and gets a quote from one of the big insurance companies, you're basically giving them the permission to really understand you digitally behind the scenes. It's not just your name, address and phone number, and whatever you're ensuring. You all know they're pulling a lot of third party data to figure it out. It allows them to create a profile about you. We do the same thing, it's how you price, it's how you underwrite. It's what you do in insurance. Tremendous amount of first party data gets developed around those profiles.

When you couple that with our membership ecosystem and you're able to couple together, not how people consume media, what valuations of cars they're looking up, what tickets to what events do they buy? How they're interacting with their peers? Do they rent cars? Are they looking up other things? It gives us just this tremendous advantage when you couple them together. It's not like adding one and one together. It's a multiplier effect. It's a force multiplier for us that gives us not just pricing advantages, our ability to manage across different vehicle segments, as well as, as we launch new products, we will launch them wherever we have the greatest data advantage. Makes sense. And so, it's one of the big reasons that we're so serious about building that.

Back to distribution. I want to spend a little bit of time with this. I kind of build us from the bottom, the blue box. So, 45% of our business comes in through the direct channel. If you were to look at a lot of modern, the fastest growing insurance companies, they have heavy emphasis on the direct channel. For us, we love the direct channel, but we love it most from a branding standpoint. It gives the greatest stability for us to have the best brand experience when people come to us directly. You quote online, if you want a high touch model, you can call our call centers, we have highly knowledgeable car people that'll help get that done. It's an important part of what we do, and we're really good at it. The agent and broker model, 32% of our business. We work with 45,000 agents and brokers. And these can go from the just main street hometown agent to the biggest brokers like a hub or a whoever, we work with them.

But the big unlock for us was this, how do you collaborate to win? And that's right now this 23% number in the gray. And that's where we partner with the biggest insurance companies out there, and we say to them, when we have these conversations, "You have this tiny sliver of your auto insurance book of business that you're under-serving and those cars are not properly insured and are not properly valued, and they're some of your most important customers." Now, that little auto sliver of premium in that insurance company's mind, it's only average say package policy for a big insurance company say $3,500. We're only $350 of that. We go in and say like, "You don't want to lose that whole account because you can't get the Corvette insured right. Let us handle that for you. We'll split up the fees on the backend." Each relationship's a little bit differently, "And we'll take care of this for you." And this has been the big unlock.

So, for those of you who've read our materials before, you know that we're working with nine out of the top 10 big insurance companies this way. Our oldest partnership is over 15 years old. Our newest biggest one coming online is State Farm. State Farm, by the way, gigantic mutual company. And when I say gigantic, we mean gigantic. And they have a very large book of classic car insurance. That's starting mid next year, will start rolling into our ecosystem. Over the couple of following years, hundreds of thousands of new clients will be coming our way. It'll give us access to their very large agency sales force, that first slug of, call it, 400,000 new policies, who will also be offered Hagerty Drivers Club memberships, is just the tip of the iceberg for what we'll get from State Farm. So, very exciting growth prospects in that final gray category for us.

We're confident about our two, three, five year growth picture, it's because of these contractual relationships, they're long term contracts, the business is coming our way, and we get to not just sell them insurance, but to monetize them through our membership ecosystem. So, that's when we say, "Partner to win," we mean partner to win, not, partner to defeat somebody. We really feel strongly about it and these are long, good sticky partnerships, and we think we're pretty good at it.

So, you might be asking though why in the world would, again, a big carrier, want to give you, somebody like us, this big block of business of super important customers? I mentioned already it's because they don't want to lose that whole package. Part of it is our automotive brand now is more recognized in the car space usually than their brand is recognized in the car space. If State Farm was standing right here, we've just spent a bunch of time with their 1,500 top agents, they admit, we're really well-known in the space. And those agents are all excited that finally they get to offer a Hagerty product because it's better known for their car loving customer. And that's what we're trying to do. So, it gives them a lot of compelling benefits. It saves that company more.

And think about it, not only does a big insurance company typically not know how to handle the coverage, claims are a real issue for a lot of these insurance companies. The windshield on this Porsche Carrera GT over here is probably 30 grand, 40 grand. If that thing has a typical windshield claim, how is a big insurance company going to handle that? Their heads explode in their claims department to think of a $30,000 windshield. This is what we do. And by the way, that's not that expensive a windshield in our space. So, we get it. And that's what we take care of this for them. We service that customer differently than they have.

So, what's interesting, these partnerships also, when we think about our growth, they're expanding. Each and every one of our major partnerships, even the ones we've had, continually to organically grow each year, we're excited about, we continue to mine that. Companies like State Farm not only believed in us enough to put a bunch of their important customers with us, they were a huge pipe investor, as you saw. A $500 million commitment. That's a big number, and they had never done anything like that before in their hundred years. So, clearly they believe in us, as does our partner Markel; one of the great insurance companies in the United States based out of Virginia. So, poised to grow there.

One thing I would point out when you think about our numbers, why again, how does this ramp up work? These relationships are sometimes tough to create. I can tell you, I describe our State Farm relationship as the conversation that took me 25 years to even have. If you've ever tried to deal with a company like State Farm, they don't go to conferences much. They don't interact with the world much. You have to find them. And I finally found the people to talk to. And so, it's one of those things. Even some of our other relationships, there's a ramp up phase until they really start growing. That's why we really believe in a very sticky model. It's not just a sales model. Whenever possible, we have multiple points of engagement with those companies. When we sign a 10 year renewable contract, we're confident that we're going to have it for a long, long time.

Finally, addressable market. I mentioned this before, these numbers were all up here before. Over half a billion car enthusiasts recognized in the world, 69 million in the United States, 43 million vehicles that we know exactly who they are, and are members. I think the important part on this side is, as I already mentioned, younger people are actually interested in cars. And a lot of the popular data that you'd hear out there like, are young people even interested in cars? They're not getting their driver's licenses. A lot of that data was compiled right after the financial crisis when a lot of younger people were actually moving home to live with their parents. I mean, any car was expensive.

Actually, young people do like cars and we are seeing very strong evidence of it in our data. So, we have a very disciplined approach to looking at each customer age and demographic segment and creating both media programs, engagement programs, all the way down to people even in their teens, even youth, we have a significant number of youth programs through our Hagerty Drivers Foundation to engage people, even pre-driving years, because we want them to remember us when they get their first cool car, and we'll be there for them.

Again around the total addressable market, these are kind of other passion industries. When we started rating the size of this, if you look at us two ways, from a vehicle standpoint, you look at it as from an enthusiast standpoint, cars are still a pretty big audience, bigger than golf, bigger than skiing, kind of similar to fitness. Although, I think fitness during COVID probably changed. It's just like everybody went indoors. But, we like how we stand in the way that people think about it.

An important slide in any of the information that we put up before is, there are kind of two major age segments of vehicles that I'll just highlight for a second, just to talk about our market penetration as it stands today. So, if you think of, and here's why we talk about 1981 and earlier, and 1981 and later, all earlier cars, 1981 and earlier had serial numbers. These two cars right here have serial numbers. They do not have VINs. VIN number is universally decodable by anyone. So, I can look at a one of these brand-new cars here, and anybody can tell you what the car is just by looking at the number. These numbers, if you were to look... The number's garbage, because every car company had a different numbering scheme.

So, one of the things we did, one of the reasons we have such confidence in the way we've decoded very large data sets, is we built a patented serial number decoder. We can rapidly decode about, right now I think, we're up to about 87% of all vehicles registered in the United States, according to their serial number, I can tell you what it is, where it was built and where it's resided for the last couple of decades.

So, it probably wouldn't surprise you when you think of the history of our business, this is not a two year old startup, we've been doing this for decades, is that we started in the classic car insurance space. So, our focus for the earliest decades and years of this business were in pre-1981 cars, think 57 Chevys, I think there are a couple downstairs, cars like that yellow 69 Mustang. Well, what's changing right now is this post-1981 segment, the VIN number cars, not the serial number cars. You're seeing more and more and more of these.

I mentioned, it's not just younger people who are our biggest segment of new customers, but it's newer vehicles are where we need to go. So, our future's going to be eighties, nineties, and two thousands cars. And we love it. And that's where that secular growth of our space gives us a lot of confidence. And then you layer on top of this international expansion. Our oldest company outside of the US was in the UK, it's small. We took advantage of the London insurance markets to be able to write high net worth people all around Europe. That business is going to be seeing further investment from us in the coming years. It's a good business. It needs to grow using our membership model. Canada's been important for us for fewer years, but we have a very large market position in Canada because of a partnership with Aviva, the second largest auto insurer in Canada. They had a very large collector car business that we now manage for them. Then imagine a future launch for us in really what is the second largest vehicle segment, which are the German speaking countries of Germany, Austria, and the German speaking part of Switzerland. So that'll be coming next. We've been actually quietly studying the European market by ... we acquired a company a few years back that is a day data company only, that services the entire classic car insurance world in the continent of Europe. It's just not branded Hagerty. So we've kind of been quietly studying the space for when we're ready to launch. We're going to be ready to go from a data advantage standpoint.

Finally, I would just say this. If you think about the future of where Hagerty goes. This is just U.S. focused, set aside international expansion. You think about those 69 million enthusiasts, you think about 43 million vehicles in our total addressable market. We're playing in a lot of these bubbles around this chart. We play well in insurance. Events are coming online for us. We're acquiring some additional event companies. Storage, these Hagerty garage and socials. One of the biggest needs and biggest expenses that car people have, storage. Insurance is important, affinity group, our membership programs. You start thinking about some of these other things. Is there more we build around marketplace? I mentioned gaming, largest circulation car magazine, more than ours, has only about a million subscribed to it.

The two largest gaming platforms have over ... Well, about 10 times that each. I have some information I have to be a little bit careful about. Those are very vibrant platforms for young people to interact with cars in a digital fashion. You meet a lot of people right now who they're maybe just new drivers and suddenly they can walk up and say, "Oh yeah, that's a '63 split window fuel injected, big tank Corvette." By the way, the most beautiful of all early '60s covets. They learned that from a game and that's going to be our world. So if you think about some of the things that we'll be doing, I think this chart probably will point you in the direction of where we'll be taking some of the capital we're raising through this transaction and investing in our future. So we're excited about where we've come. I'm sorry I've been talking here for a while, but I think we're going to turn it over here to Fred to talk about some numbers and then we'll do Q&A. Okay?

Fred Turcotte:

Thank you, McKeel. Take a breath. My goodness. One of the fears we all have as executives working with McKeel is we have to go next when he presents, so I have the pleasure of doing that. Welcome, everyone. We want to give you a little bit more of the financial overview. We'll talk to you about some numbers. We'll talk to you about integrating the financial translation of what McKeel has just talked about, and then we'll work towards the next step, which is I'm sure if some of you will love to talk to me at some point, so we'd be happy to entertain those conversations at a later date.

Transaction recap, key highlights. We're going to put $270 million on our balance sheet, thanks to our investors in our group, a very strong group, put together by a combination of Rob and the team here at Hagerty. Great currency position for us. We can now attract and retain more talent. Very important in today's environment. $3.1 billion implied equity value. Thank you very much to those that studied us and have helped validate that. We're very comfortable with that valuation. Kind of some key updates that you all should think about is we've been through the SEC water boarding process, happy to say it only took us one round. We don't know if too many have done that, but we went through just one round.

In terms of the proxy, it was filed on November 10th. We're going to go ahead and have our stockholder vote on the 1st of December. We'll go ahead and finalize everything on the closing on the second and we'll trade on the third. We get to play on the stock exchange on the sixth. So we'll have a little event and McKeel will ring a bell on the sixth, which will be very exciting.

And there'll be cars there. Exactly, exactly. A couple other things we have to do. We have to file our Super 8-K. We'll do that four days after the effective date. So think about right around the 8th of December and we'll go ahead and file the S1 middle of December, sometime in that range. Ownership, McKeel mentioned it. Very strong ownership. Hagerty family retains ownership of the company. Markel retains a very high position at 22% and State Farm has been so great. We're so grateful for State Farm's participation, about 15%. Very strong pipe group in addition to Markel and State Farm, very happy with the way the pipe process went. The more difficult part of this SPAC transaction today is the pipe group, right? So we're able to capture what we think is a very, very good group. Of course, we have the Aldel team weighing in as well.

McKeel showed us this one, omnichannel distribution. You add that to risk management and you create subscription and membership work streams or revenue streams. When we think about the omnichannel distribution, think about what we call the managing general agent. Managing general agent collects commissions and fees on the business that we write on behalf of the insurance carrier partner. McKeel mentioned the use of Hagerty Re. Hagerty Re came along in 2017. It's to gain more share with a profit in which the program gives off both in the US and the UK with Markel and in Canada with Aviva. So we have reinsurance deals in all of our major markets.

Then you add in the subscription and membership model. So that's the $ 57 per person per year that people pay us on average. Three out of four insurance clients buy it. So once we have an insurance client join us, 75% of the time, they go ahead and join us and pay us an additional fee. Gets us a chance to market to them as a membership. So those are the revenue streams, strong economic model. What we try to do here is show you a little bit more of how Hagerty compares to the rest of the auto insurance market. McKeel mentioned the 41% loss ratio. It's 41%, 40%, 41%, 42%. Would it move a little bit? Yes, we think it would move at some point, but we love the stability that the 41% gives us. Then you look at that compared to the loss ratio of the insurance carriers, the auto insurance carriers. Much larger, gives us a chance to take that difference in what would be typically paid to a claimant and invest that difference in membership.

The way it works is to the left, you'll see that the insurance carrier pays fees for 41% of the premium. It pays 49% out to two constituencies. It pays for all its G&A costs, that's the 7%, and then pays us the 42%. So that's the MGA commission being paid by the insurance carrier in all of our markets. The next piece of this is the profit, right? So 10%. 10X profit model versus the standard auto insurance carrier market. That's the magic and that's the reason why we after Hagerty Re as our additional share of profit mechanism because of that $10 margin. If we go to the next slide, we'll dig down a little bit more on that. So you can see that 41% is paid out. Most of that 49% is paid to Hagerty. That comes through in our P&L as revenue, and you can see up above that 10% then gets split.

Today we get 66% of that, right? So we get basically 60% of the underwriting profit that the U.S. program and the UK program gives off. The Canadian program's a little bit different, but at the end of the day, we have 60% of that share of profit. Now that goes up next year to 70% and then to 80% in 2023 and years thereafter. So think of long term contract, Hagerty gets 80% of all the profit that the program gives off. We do not insure any third party risks with Hagerty Re so it's only the program that we write.

Okay. Then we take a look at the membership piece. So that last slide was insurance. MGA commissions, share of underwriting and now we look at what the membership model looks like. In the black, you can sort of see what our membership fee income looks like. So this is the $57 per person that pay the membership fee. The gray there is the new partnership. So think of Project Shelby, which is now State Farm, Project Pershing, which we'll name at some point. That's the additional fees we get from just those two partnerships.

This is new to most of you that have looked at this. We tried to give you a little bit more window and insight into the other part, which is the affinity business. So think of Hagerty garage and the storage fees from Hagerty garage. Think of the owned events that Hagerty has. The take at Greenwich, Amelia Island, all the events that we own, we have fee income. So we have revenue streams off of that. Good size business today, $11 million. We think it can be somewhere around six X that in a few years. McKeel gave you a little insight there. You'll see that sort of increasing over time in terms of our investment.

Okay. So a little bit of insight on the layer cake. For those of you who have talked to us, this is how we view our business. At the very bottom, you can see all of the sort of commissions and the fees and the membership. That's the black. Think of that as the MGA revenue streams, and in there we've got the membership kind of co-mingled in there as well. When you think about the share of the book of business we already have with existing partnerships with our direct channel with our agents, that piece is in the gray there. That's recurring revenue from long term existing partnerships we already have. What we tried to do next is really look at well, what happens with this contractual share of revenue? So this is that 60% to 70% to 80%. How much does that actually contribute and what will it look like five years from now? You can see that sort of lighter gray shade. That's all certainty. That's not something that we have to negotiate. It's all contractual.

Then finally, what do these new partnerships contribute to the total? So this is State Farm, this is Project Pershing, and you can see the element of increase there. The element of growth there. 78% of our 2025 estimated revenue is organic. It's long-term contractual revenue that we have with our distribution partners. The other piece is what we've created more recently with the quota share and with the two large national partnerships. EBITDA. So, you look at EBITDA and you say, "Wow, that's a hockey stick, huh?" I'm a kid from Boston. We played a lot of hockey. You say to yourself, "Wow." What all this is McKeel's point on the long-term nature of these partnerships. State Farm and Project Pershing are gigantic onboard ... they're just gigantic in terms of how much we have to onboard.

McKeel started talking to them 25 years ago. I started talking to them three years ago. We're still talking to them. We have a deal with them, but we haven't written a policy with them yet. We'll do that in 2022. Similar Pershing, similar kind of dynamic. But in order to handle the volume, you have to invest ahead of the revenue recognition. So we've gone out and we've spent quite a bit of money with sort of scaled investments from rental real estate to stand up a new call center in Dublin, Ohio to a fairly sizable digital investment that we're making across the organization so that we can knit all the pieces together, the insurance piece and the membership piece, all in one spot on our own. Proprietary. We're not depending on any sort of third-party insurance system going forward.

So we tried to highlight sort of what would happen if we didn't have this sort of onboarding cost related to the two large partnerships, and you can see that effect in '21 and '22. We'd have a higher EBITDA, because we wouldn't be investing so much. That would be good. But again, long term. Deliberately, we took the sort of compression in EBITDA, we knew it was happening, we knew we were private, we knew we needed to do this prior to an IPO, and that's what we've done.

Okay. Sources and uses. We talked about how we make money. We also have the transaction proceeds of 275 million. Concurrent with that, we went out, we actually amended our credit facilities. So additional flexibility and capital if we need it for 230 million, spearheaded by our lead bank, JP Morgan. What are we going to do with the money? Well, we tried to give you a little bit of insight here. The capital allocation priorities for us, finish the digital platform. We're two, three years into it. We have another year to two years to finish it and a bit of that money will go there. We think it's a huge advantage, especially with the data advantages we have. We factor in our insurance system. We're not going to buy a Guidewire, we're not going to buy an off-the-shelf system. We're going to rebuild what we have.

Partnership integrations, talked about the new ones coming on. Well, we have a great opportunity to take the nine out of the 10 and the 22 out of the 25 top insurance companies in the country that we work with and deepen those relationships. McKeel showed you that sort of scale. This is how it starts, and this is how it ends. With partnerships, we have to do it quicker and we're going to invest in that. Product and pricing, key advantage for us is the data we can do better with the product and pricing piece. We can grow that out, both in the insurance sort of segment, but also in the non-insurance segment. Events and entertainment. You've seen us buy Amelia Island. You've seen us buy McCall's Motorworks, [Calmele]. There'll be other opportunities for us to do that because of the importance of engagement.

Then finally international expansion. We're not talking about big acquisitions. We're not thinking about going out and buying a block of business in the UK or Germany. If it happens and it's opportunistic and it makes sense, we would do it. What we're really at is expanding our organic footprint. Then finally I get to ... he had 10 minutes. So you rested? You're ready to go again. All right.

McKeel Hagerty:

Okay. We're almost there, everybody. So if anybody's on the live stream and wants to start thinking about questions, we're almost there. We'll bring Rob up. So man, again, kind of thinking about that wheel that I mentioned on the last slide I mentioned before, what are our strategic growth priorities, expanding our partnerships, really digging into that, making sure that they remain sticky and that we can keep maximizing them. Digital innovation, we're not just trying to put a bunch of kind of hinky systems together. We think from a consumer grade standpoint. The team leading our digital transformation, Kelly Smith, our chief digital officer, he was chief digital officer at MGM Resorts, was at Starbucks in the development of app ecosystem, and we're bringing in A level talent to really build something out on a consumer grade basis because we believe that's what the car world is going to need.

Expanding our ecosystem, we'll be adding more value, more streams of revenue where we have those data advantages, and then finally that international expansion. Just a couple quick things, our team, when you think about a company like ours going public, we have a really great team and the team is expanding, but these are people with domain expertise across a wide variety of industries, a wide variety of experiences. Really excited about not only who they are, what they bring to the table, and it's been a big part of what we do, so excited and more people joining us each and every day. Then our board of directors. I mentioned that we have this pretty impressive board of directors who will be joining us post closing. Rob will be continuing along. We'll hear about Rob and all these people like Michael Tipsord, who is the CEO of State Farm. I don't think he serves on a lot of boards, so he's a really interesting worldly person. It'll be helpful.

Bill Swanson, independent director, who is chairman and CEO of Raytheon, big car person, supporter of ours. And just around the board. I view a board as being a strategic sounding board and a network and they have to give me honest feedback because that's the only way I can get better. I believe in a growth mindset, so excited about all of that. Then finally, I'll end where I started. Hopefully what you've seen as you've either read through our materials, seen the videos, listened to our presentation today, what you have is a large and under penetrated opportunity. Our distribution model is different. The way we built our ecosystem not only engages and monetizes this opportunity differently, very resilient and growing and profitable business model. We really believe that this transaction that we're going through and we'll be closing in a couple of weeks will give this the capital to go forward and really achieve our dreams in the future.

So with that, I'd like to thank you all and I'd like to invite Rob up for just a minute and join us for Q&A.

Rob Kauffman:

Hey, guys.

McKeel Hagerty:

Hey, Rob.

Rob Kauffman:

So for people who know me, that's probably the longest I've sat quiet, listening to an investment I have ever-

McKeel Hagerty:

That had to be really hard.

Rob Kauffman:

So I appreciate the patience there. So my name's Rob Kauffman. From a professional point of view, one of the most parts of my career was that I am one of the founders and partners of Fortress Investment Group, a large private equity and hedge fund business. I retired in 2012 and have been primarily investing my own capital since then. People who know me, I'm a big car guy so that’s how I got to know Hagerty is when I became a client. In fact, they roughly halved my current insurance policy of my roughly 40 cars that I had at the time. So thank you McKeel.

McKeel Hagerty:

Not that you were thanking us, but you're welcome.

Rob Kauffman:

Exactly. Got to know McKeel well through the car business, got on the board about a year and a half ago, right before all this happened. Got familiar with the company. Kind of in a fortunate coincidence, McKeel, I think, had a view over time to take the company public at some point down the road and parallel, I had wound up creating Aldel, the SPAC, which I'm the chairman and CEO of, and I have a significant investment in as well. The two sort of lines converged together with a confluence of events with McKeel and his family, making sense to accelerate the timeline that this back market being open and available and we were able to put this transaction together.

So for me, this is a very exciting business in that I combine two of my focus and passions, finance and automobiles, which work out well. This, from my point of view, is an extremely important investment. It will be my single largest personal investment so I'm putting a lot of my money where my mouth is. I'll be a large shareholder and I will maintain a position on the board. Also, on a personal note, a lot of my friends are customers and clients and I think we can be helpful in thinking about business expansion in other areas for us to pursue in the future. So excited about that. Maybe now we can open up for some questions.

McKeel Hagerty:

Just to tee one thing up, I think, just for the group that we didn't talk about here. When we went into this process, the concern about pipe was significant for every SPAC process that's out there and you really had a different view about how to approach it. I think it might be worth for this group hearing from you the idea of before we went out to big institutions is to go to some of these very knowledgeable, seasoned, investor car people to come in first. Do you want to comment on that just real quick?

Rob Kauffman:

We were planning on going to strategic investors, State Farm, the other insurance partners, Markel, of course, who ultimately came in. But we thought let's start and get a critical mass with the core group. I was committed to put in $20 million in the pipe myself personally, so keeping the put your money where your mouth is theory. We said, "Why don't we get a core group of people that we know who are car people that are very experienced investors and very smart business people that could help us think about the business that would be friends?" So went out to a number of people and we were very successful. We had a core group, over probably 75 million of the pipe is those sorts of investors. Another 75 million are a core group of blue chip institutional mutual fund clients whose names will become public through the disclosures.

Then we were able to get some momentum and ultimately brought in the strategics and wound up with a $704 million pipe, which, I think relative to the size of the transaction, put us in an excellent position. As Fred said, net of the transaction, the company has a net cash position. We didn't really go through the balance sheet. It's a net cash position in the company. We'll have over 275 million of liquidity, virtually no debt and a very strong position to go forward. So we're very happy about that. The Hagerty family will maintain control.

But to talk about people who are actually in the .... just to throw out some names of people who are comfortable with it and on our public, Rob Walton of Walmart, great friend, super car collection, great business person, and a real ally of the business. Rick Hendrick, some people may know him from the NASCAR world of racing, he's also the largest Corvette dealer in the world, is involved. Myself and a number of other people who are high profile collectors who participate in these events and I think we'll become sort of a shadow advisory board to help us if we go into other areas, for example, the buy sell market and marketplace or other events really help us put a little turbo boost into getting some of these events going.

McKeel Hagerty:

OEMs, OEM leaders. It makes the hair stand up on my arms to think about who came in. Yeah. It's pretty exciting.

Rob Kauffman:

We're playing to win.

McKeel Hagerty:

All right. So with that, let's go to Q&A. So we have three audiences, I think. I don't know what we have from the virtual side, but why don't we give the respect to the people who came here to see the cool cars? We'll take a couple questions from the floor. Yes, sir. Then we'll go to the virtual audience.

Speaker 5:

[…] The first one is when do we start driving these things?

McKeel Hagerty:

Oh, when do we start driving? Yeah, they've been quietly setting up a race track outside for us.

Speaker 5:

As you think about your growth five to 10 years out, what are the biggest drivers of that? Whether it's the subscription model, the insurance, international, and specifically on international, in the next five to 10 years, how big of an opportunity is it? Is the business going to be primarily U.S., given the size of the respective markets or how do you think about your geographic mix?

McKeel Hagerty:

Yeah. Thank you. So how do we think about that kind of five, 10 year growth? Well, clearly one of our biggest priorities is be ready to capture what's about to fall on us from the big partnerships we landed, like a State Farm, like with Project Persing. There are actually a couple of other partnerships that aren't in any of these numbers that we're in the process of negotiating. So '23, '24, '25 are going to be really exciting years and they will index pretty heavily on the U.S. market. So I don't know whether it was by strategy or design. We just have good relationships that are all kind of landing all at once. So that will be a big part of our growth going forward and that's on the insurance side.

I will just speak to the non-insurance side of it. You think about it right now, 92% of our revenue is insurance. Again, we love insurance, but you'll start seeing ... if we're successful in doing some of the things in the investments that we're making over time in events, in other technologies and in some of the other partnerships outside of insurance, you'll start seeing that automotive, more affinity type businesses start to expand beyond just being 8% of our revenue. That's really by design. In fact, there are a couple of those bubbles on that chart that if we were really taking advantage of our data and really start building some of the partnerships, they could be as big as the insurance business and that's what we need to do. It's what our teams are really looking at really heavily right now. So invest in the partnerships, make sure we land those successfully and create that high net promoter environment. Invest outside of insurance to start balancing against the automotive business.

On the international side, they're still pretty small. I mean, Canada is about 10% or so. What we do, we'll keep growing organically there about that size. The UK needs investment, we'll start investing there. But we needed also this post Brexit strategy, I think, from an insurance standpoint, which is why we believe we need some sort of EU solution. We've been, as I mentioned, studying the German speaking market for a long time. The German speaking market in particular, it's several million vehicles. It's a world culturally very aligned with the U.S. car market, actually more so than the UK, even. It's kind of surprising to us. They get that these cars are special, they pay their insurance premiums, they buy magazines, they do all the stuff. So we really like that. Could that be sort of equal to Canada? Think another 10%, that's kind of how we're looking at it. So hopefully that answers your question.

Speaker 6:

As a loyal Hagerty customer and a big fan, are you underestimating the value when you talk about 10 years? Because in the banking business and in the credit card business, they look at the lifetime value of the customer. One of the reasons why they can forgive some of your bad purchases is that you're worth tens and tens of thousands of dollars over your lifetime. So what I'm leading to is the value of a 25 year old who gets in this game now, who's going to live another 50, 60, 70 years, got more potential than an old collector like me?

Fred Turcotte:

Yes. I would say absolutely yes. We love you, Rich, but yeah. The younger guy's going to win. As you know, the average tenure that we have on the insurance side is 10 years and so that's part of the LTV ratio that you saw there. It's similar on the membership side. So not only do we keep them longer than the standard market from an insurance perspective, we keep the members as long, right? I mean, our retention rate, we don't talk about it much, but it's very close to the retention rate you typically see in the insurance side, especially as they stay with us longer. Right? They see the value proposition.

McKeel Hagerty:

Something we've talked about in other settings, is okay, it's 90%, where did the other 10% go? 8% of the 10 sell their single car. One of the reasons we created the HDC model was so we don't lose stuff to competitors much. I mean, we don't. We're really sticky. But one of the reasons we created this HDC model is when somebody sells their single car, they get to stay in our world, keep reading the magazine, hopefully starting to shop on our evaluation tools, get ready to buy their next thing. So we welcome them back in when they buy the next car. Contrary to popular belief, I didn't use this exactly, people who don't know our world have this misconception that the only cars we're interested in are very, very old. By the way, there aren't any very, very old cars here. So think Ford model Ts, or our only customers are Jay Leno. It's either a gigantic collector with 201 cars like Jay or it's really old cars. Hopefully what you saw from all of this is it's a very different market than that. It's newer, it's younger. It's a little hard to get to, but that's why our model works really well. Why don't we take a question from online, and then we'll make sure everybody's happy here?

Ryan Flaim:

I just want to remind the audience coming in from Zoom, if you're interested in asking a question, just use the raise hand feature. If you're on our webcast, you can share a question via the chat function and we'll read it out loud in the room. But I believe we have some coming in from the chat already, so I'll turn it over to John.

McKeel Hagerty:

John.

John Belniak:

So this is from one of the participants in the chat, how sustainable is Hagerty's low 40s loss ratio?

McKeel Hagerty:

So the question, if anybody didn't hear it, how sustainable is our low 40s loss ratio? Well, a big part of ... hopefully this picture is emerging. We have a lot of data advantages. The biggest data advantage we started with and the reason we created things like our valuation tool is to make sure that you have the valuations of vehicles right. Something that we've published in our magazine is that this year was the first year where over 40% of every vehicle we insure went up in value. So that's actually a piece of ... it's kind of an interesting thing. We've actually not seen that in the years that we've tracked vehicles at scale. So vehicles go up and value every year. We like that. It's a good story. Lots of people got in. COVID was a great year for people doing the stuff that they really wanted. It's why you can't buy a camping trailer or a boat anywhere, and car sales actually went up. So getting that right and staying on top of pricing is important. Same thing from an underwriting standpoint. As underwriting in a business like ours, risk selection, if you think about it that way, becomes more automated, it's a big part of our digital platform features to make sure that we maintain that loss ratio in the low forties, even as vehicles become newer and newer coming into our ecosystem. Maybe they have seen more miles. We have the ability to make sure that our pricing remains stable. And even during strange periods like this, which if anybody's read any of the public results of some of the large publicly traded insurance companies, is a very weird year, not from a catastrophic standpoint, but they're all trying to figure out, how are we going to stay on top of this and keep a really stable market? We're just in such a good spot to keep that really dialed into that low forties. And that's our model. It's a big part of our advantage. And it's such a differential between the industry average. We feel really good about it. There's a question back here from the back of the room. Yes, sir?

Speaker 7:

I'm just curious. When you're talking to the research community, I mean, I assume it's the guys who are covering the insurance world, and as you move forward and think about monetizing the media side of it and the digital side, how are you thinking about navigating that? How are those conversations going? Because once you're pegged as an insurance company, you're going to trade as an insurance company and how do you unlock the rest of that value when the FinTech world is going crazy and you want to get on that ride?

McKeel Hagerty:

Yeah. Thank you. So, I think it's a really important question. How do you take advantage of the fact that insurance, by the way, is a really cool industry and we do it really well, but you don't want to be valued as a boring old insurance company over time? When we really think about that, one of those early slides that I had is that the unique... Yes, right now the majority of our revenues come in from that particular part of our business, but what drives the unique results is actually, it's consumer discretionary spending, and we're trying to figure out ways to monetize it across our ecosystem that are not insurance. And I guess the third piece of that and behind that is, so you think about FinTech.

You think about InsureTech. There is no doubt about it, for us to think about using this pretty significant investment that we're making in our technology stack as a product itself that could be offered to partners. We have a lot of ways that we can go forward on the back of passionate car people driven by this rabid consumer discretionary spending to be not just a servicer in this business, but actually be a technology provider. So, those are pieces that we think a lot about. And I appreciate you talking about it because we're pretty passionate about it.

Rob Kauffman:

Maybe it's okay to elaborate a little bit. Yeah. We're not a balance sheet insurance company. That's not the business structure. It's a capital light model. And I think to me, when I think about it as an investor, we have two real issues here. One is execute. Can the company execute the plans? And it's ambitious plans, but hopefully laid out in a clear way how they plan to attack that. But secondly is educate, right? Events like this, appealing to people, right? Because the business is the business and it's on other people to put it in pegs and slots. It's our job to execute and educate and explain it well and try to articulate and try to use the experience that we've had and feedback that we get from smart people to say, "Okay, we're making the money. We're executing and doing a good job with our customers. But are we explaining our business well outside as well?"

And we intend, and hopefully this event today demonstrates, a real commitment by Hagerty and the team to embrace the capital markets, to be out there, to make sure people understand the story and really get that out there. Because it is a two pronged process. There are a lot of great businesses that are listed on the stock exchange that just quietly sit by themselves and never really have investor days or educate. They look at it almost as a hostile environment, I think. A big part of Hagerty and the culture here is to embrace being public, take advantage of being in the capital markets, having access to the capital markets and the opportunities that that provides. So, I think this is an ongoing event. We'll try some feedback from this afterwards to improve it. But this is the first in a series.

McKeel Hagerty:

Thank you for that question. It's a great question. So, we'll go to John and then we'll come over here and then here. So, John in the back.

John Belniak:

So, from the chat. "Can you talk a little bit about the investments you are making in '21 and '22 and how can we feel comfortable they will decline and generate a return? Thanks and good luck."

McKeel Hagerty:

I like both of those. Thanks and good luck. Fred, you want to talk about that?

Fred Turcotte:

Yeah, happy to. So, '21 has been a year in which we've made a few investments in the event space.

Rob Kauffman:

And the touring space.

Fred Turcotte:

Concours have been acquired. These are self-liquidating. These are making money initially. So, it's not as if we're buying an investment and we have to earn our way into it, right? We're earning it already. So, they're immediately accretive. There are one or two investments that we've made, MSR for one, had a bad year in 2020, right? I mean, it's a Motorsport registration platform. Well, they didn't have Motorsport events into 2020. So, you look at that particular piece and it had maybe a little tougher year than we would've thought. And we bought that in 2020. 2022, you'll think of the same sort of thing. We'll be opportunistic in the insurance space if there's an asset that we think fits a gap that we have. We'll make sure that happens. If in fact we see other opportunities in the event space, and there are some, we'll make investments there where we think it fits right.

McKeel Hagerty:

But I guess one thing I might build on, and Fred covered it, is this digital transformation. It's a pretty hackneyed phrase around almost every industry. And we talk about being about $150 million into a $300 million spend. This is really a core re-platforming of the business. We've long had significant commitments in the technology space, but we were in a server data warehouse model of the way that everything was built before, before we took everything into the cloud and everything was API-driven. And then really with our new team, recognize that just good is not good enough in a consumer model when you're trying to talk to millions of members over the long haul. We had to be really consumer great. And so you got to hold yourself up too much, much higher standards than insurance so that, call it $300 million spend, we grow into that over time. And it's important, I think, for everybody to recognize that we made these decisions, seeing the growth coming, as a private business.

This is before we decided to go public. And when you're a private company, you only spend what you have and what you can easily borrow. And we, as a family, decided to run it that way to get ready for a bigger reality. Rob mentioned, I thought about taking the company public. I figured we'd do it about 2024 or 2025 through an IPO process. I couldn't spell SPAC two years ago. I'd never even heard of one. Until I realized, we believe that this is a great way for a private company to go public. And we really believe that it is. Regardless of what people talk about, some of the redemption turbulence or whatever that's out there, we believe this is a great move for us. And the ability to continue making those investments going forward to grow into really working against our purpose and mission of saving driving is the right one. So, thank you for the question. So, I had a question. You were next. You were next. Go ahead, and then we'll come over here.

Speaker 8:

Hi. So, quick question. I think that one of the main drivers for your business obviously will be the enthusiasts, right? I mean, they're your driver. And I'm wondering how you got to the 69 million US enthusiast number. I'm someone that grew up with social media, all that sort of stuff. So, I noticed your footnote said that it came from Facebook Analytics and from page likes of cars and similar pages. I'm wondering how you sorted for individual versus one person liking multiple pages, if you did at all. I'm not an expert on that stuff, but I have to ask.

McKeel Hagerty:

Well, for anybody who follows Facebook Analytics, it's been locked down a little bit differently post a couple of the recent elections. Prior to that, we were working with them on a couple of projects, just hypothetically to figure out how big the audience was in the space. And this is not a political discussion, but it's just saying where some of that came from. And it was a shockingly large number of people who showed the profile of automotive enthusiasm in the pages they were following, pictures on their profile pages, likes, all that sort of thing. So, it creates this interesting composite picture. They're very helpful in understanding that. And then of course you don't have access to it. So, we always, whenever we're looking at... Like, our TAM numbers. One thing I wanted to be clear, a 43 million total addressable market, when we talked about it from a vehicle standpoint, that's a number we have incredible confidence in because we used our own data analytics to analyze registered vehicles in the United States.

I didn't want to just sit there and say, "Oh, there are 400 million cars and that's our TAM." I could not. I'm from the Midwest. I could not sit there and use crazy numbers like that. I wanted to use real numbers. So, we have a lot of confidence in that, even that 69 million number, between both media metrics, our Facebook Analytics, and then scrumming it to get to more a real number. I think 69 million is still a real... It's a significant number of people who go that way. The challenge is the way people used to try to get to those enthusiast numbers was to build a media audience up from the ground up. You add up all the subscribers to magazines, members of clubs, that sort of thing. You do not get to 69 million if you approach it that way. It's a much larger number. So, there was a question over here, I believe. Yes?

Speaker 9:

Thanks. I wanted to ask the standard analyst one, which is capital allocation, perspectively. How do you think about the incremental capital usage once you're a public company build versus buy versus stock repurchase versus dividends, as you think? What's the process and what are the metrics that you expect to use perspectively?

Fred Turcotte:

Excellent.

McKeel Hagerty:

Yeah. Wow.

Fred Turcotte:

Great question. I would say there's a bias to build versus buy. But again, I don't think that we'll walk away from any opportunity that fits right for us, whether it's on the insurance side or the automotive side. In terms of returning capital to shareholders or being a dividend company or an income company for the latter, we're not an income company. We're not a dividend company. We're a growth company. And so we'll be that for the foreseeable future. And if and when it makes sense to return capital to the shareholders, we'll absolutely do it. And all of that will be through the management team making decisions, working with the public and working with the markets that we're in and working with our board.

McKeel Hagerty:

I mean, look, I've been at this for... Yeah. I've dreamed about this. And I love to grow and I love the feeling of forward momentum. We did this to keep winning and that's how we're going to allocate our capital. The one thing that I've learned is, to something that Fred said, we do not feel compelled to go buy a bunch of revenue. And this is not why we did this. We're doing this to create value in the business, to invest in it so that it becomes a more powerful engine over time. And it's a dream to be able to think about this, but we're very conservative when we think about it.

So, we just raised a bunch of capital and I had to go through a process that convinced I and my fellow founders to sell a chunk of the company. And I'm going to spend this capital like I made it growing potatoes, and then I'm going to make it really pay for us. And so we're excited about it. That's how we're thinking about it. We're going to be really careful because we're going to do this once and we're going to do it really carefully.

Rob Kauffman:

I'll throw one thing in.

McKeel Hagerty:

Yeah.

Rob Kauffman:

If you do diligence on my career, it was primarily distressed and restructuring. This is the cleanest balance sheet business I've ever invested in, and we intend on keeping it that way.

McKeel Hagerty:

Yeah. I don't want to bring Rob back to his previous expertise in any way. We don't want Rob bringing out the old Rob. We want new Rob, happy, growing. Nice. Nice Rob. We want nice Rob. Yeah. So, thank you. It's a great question. Over here and then here, and then we'll go to the chat.

Speaker 10:

Great presentation, by the way.

McKeel Hagerty:

Thank you.

Speaker 10:

Is there in Asia, Middle East, possibly a global strategy at play here in the long term?

McKeel Hagerty:

Yeah. Thank you, Asia, Middle East strategy. It's tough in a couple of ways. But yes, there's opportunity there. It is not on, say, our current expansion roadmap, although we do, using our UK business, right? Some large collections in the Middle East. It's actually a wonderful car-focused culture. I think every white Ferrari on the planet, other than this one, is in a couple of countries in the Middle East. I remember going to Dubai. One year I went to Dubai seven times exploring this. I'm like, "Where did they get all these white Ferraris?" But it's hot there so they need it. Asia, I don't think any business long term could ever call themselves global without a great Asia strategy. But I think of, and it's my YPO world, I think of Asia-Pacific.

So, do you think Australia, New Zealand first? Do you think Singapore type countries? India has a really wildly passionate car world. It's not the best insurance world. I went on a motorcycle tour in India for a couple of weeks, and I'm happy to be here in front of you after that experience. So, we're going to be judicious. But those are the fastest growing populous parts of the world and we need to figure out how to be there. So, how are we on the chat side? Oh, but by the way, one thing I will say, we'll start with membership first. Before we go into insurance base, we're going to start with membership first. Could you envision media focus on those countries, even events? That's one of the reasons why we're trying to grow expertise in these areas. It's easier to land an event someplace than to start up a regulated insurance entity. And so we'll start there. So, how are we in the chat side? There's a gentleman right here. We'll start here and then go back to the chat.

Speaker 11:

US total addressable market 43 million cars. Two million are already with you. Of the 41 million who remain, what percentage are with an insurer who has some collectible car capability and what percentage are with mainline insurers who don't specialize? And to the extent that they're going to charge twice as much and give you depreciated value, are they making a tremendously low loss ratio on their collectible car business where your 41 sounds great, but they're doing a 20 because they-

McKeel Hagerty:

They're charging more.

Speaker 11:

Yeah.

McKeel Hagerty:

Because they're charging more. So, think about our big partners, that non-specific list. I think we've mentioned a couple by name, particularly State Farm. Issuing an insurance policy on one of these is easy. The other side of regulation in the insurance business is, I can copy anything Rob does overnight. He could spend two years and $10 million researching a better collector car insurance policy, file it with 50 states, and the next day I get to be in business copying his exact same policy. There is no way to protect that IP that goes into it. So, selling a policy with certain policy language is easy. As companies become more digitally enabled, or even the old ones that weren't very digitally enabled, they do it, and they do it today. It's more the service model problem that they have.

That's why we decided to go out and partner with them. And that's why the vast majority of that other 41 million vehicles is just insured, not just with the State Farm's, Allstate's, Progressive's. If you go on progressive.com right now and try to insure a '63 split window Corvette, they will say, "Our partner in this space is Hagerty." It's coming to us. Progressive still insures a lot of these things. They did it because they've been in the auto insurance business for years, and some agent somewhere in a Progressive call center just quoted it and wrote it as a regular policy. And yes, they have a lower loss ratio with it. Claims become a real problem for them. There's also a valuation problem because they have no way of tracking the values of these up. And it's one of the reasons why we are mining these partnerships over time. But I don't want to bore anybody. There're a lot more than 25 auto insurance carriers in the United States.

There are hundreds, and most of them are state only. They're single state carriers. They're farm mutual companies. They're these teacher credit union insurance companies all over the place. I mean, and they have really focused little groups of highly profitable business. Those are our next group of opportunity. The bulk of these cars are just insured in those places, in their sleep. Most of them not on a policy form like ours. It would be a stated valued form, or sometimes what's called an ACV or Actual Cash Value form. And we just view it as opportunity, and that's why we chose this partnership approach.

But you're right. If a big insurance carrier happens to find somebody who doesn't really care what their policy looks like, never market checks what they're paying, you're right. They could have a 20% loss ratio on that book of business, and they're jealous of protecting it, but our job is to go unlock it.

Fred Turcotte:

The market check would-

McKeel Hagerty:

Yeah. The market check tends to arrest that development pretty quickly. We like our chances when all we got to do is have people check and we win.

Fred Turcotte:

I think the other reality is they don't have that single vehicle, collective vehicle policy on its own. It's not isolated to that. These bigger insurance companies have package products. So, they've got the homeowners. They've got the standard auto. They've got the liability. They have the collective car. And maybe that loss ratio looks good. But when they look at the fear factor, which is if they mishandle that claim for that collective vehicle, they will lose the entire policy in force. Which is the auto policy, the liability policy and the homeowners. So, protecting the bundle is very important to them. And that's where we come in. We provide that solution to actually protect it for them.

McKeel Hagerty:

All right. Awesome. So, we're getting near the end, but I know we have another question. There's one back on Zoom. We have our first Zoom question.

Ryan Flaim:

Great. We have Gary Ransom from Dowling & Partners. Gary, if you could just unmute yourself and you'll be live in the room.

McKeel Hagerty:

Oh my gosh. It worked. Hey, Gary. Sorry. You got to unmute yourself there. We can't hear you. I'm sorry.

Ryan Flaim:

Gary, hold on one second. We're just waiting for your volume.

McKeel Hagerty:

One moment. Maybe.

Gary Ransom:

Um.

McKeel Hagerty:

There you go. We hear you.

Rob Kauffman:

There you go. Technology.

Gary Ransom:

Can you hear me now?

McKeel Hagerty:

Yes.

Gary Ransom:

Okay, great. So, I have a risk management question. Looking at all the vehicles in the background there, there's a lot of values sitting there. They're all sitting in one place. I don't know if you insure all of them, but I maybe wonder what happens if there's a Hurricane Sandy or other big events. So, part of one of the questions is, what historically has been the worst loss for your insurers? And then part two is, what are you doing either, as you take more of the underwriting risks, what are you doing to protect that and do you have some level of concentration risk there?

McKeel Hagerty:

Thank you. Great question. So, one of the things that when I walk in a building filled with millions of dollars worth of cars, the first thing I look for is the sprinkler system. Maybe not. Everybody's looking at cars. I'm looking at the sprinkler system. So, the one thing that we have in here is the sprinkler system. The other thing with large concentration of cars is really good security. So, this is a really secure facility, 24/7 security monitoring, people on site each and every day. So, this is actually a better place to have a car stored from a protection standpoint, risk management. And by the way, if this was an individual's garage, which we have individuals with this many cars or more, honestly, like this guy, it's an illness and we forgive Rob, so we do building inspections to make sure those things happen.

But to your real question, what's the biggest concentration of risk and what do you really fear? I can tell you over the long haul, wind is not what causes damage to large collections of cars. Wind does not. I mean, we've had even Hurricane Charlie, which was a really brutal windstorm that hit Florida in a really unique way. We had a bunch of broken windshields, but we didn't have massive catastrophic loss. Hurricane or Super Storm Sandy. Remember it was called that weird name? You'd think Hurricane Harvey, which was a rain event. It's water that is the problem in hurricanes. And the one thing that we've learned is that oil and water doesn't mix. That's our euphemism. Cars under water, it's pretty rough for them and it's really rough on new cars that have a lot of electronics in them. That's why when Super Storm Sandy flooded Long island and some of the low lying cities, that's where you see a large concentration of loss.

What's interesting, though, is unlike new cars, a new inexpensive car, a Chevy or a Toyota or something like this, there's still typically enough underlying value of a car, even after it's totaled in a water loss, for people to restore it. So, for example, Super Storm Sandy, there were about, I don't know, a thousand or so cars of ours that were a total loss. I bought the salvage of five cars to restore and see how they'd fare over time. So, I went, after we'd paid the total loss, went back, bought five cars, hauled them back to Michigan, restored them. And they're now part of our driving training fleet, where we teach young people to drive manual transmissions. And we're also watching, how does that car hold up over time? That was Hurricane Sandy. It was saltwater. Hurricane Harvey was actually fresh water.

Saltwater's really bad for cars. And so what's amazing is yes, you have losses. It doesn't even hit our Cat reinsurance cover. They have not historically in the past. And we're one of those groups that we rush to the storm. We run to the fire. So, the second a storm is coming we're notifying our members if they can move their cars. What we've discovered is that if you can move your car even a few feet above a flood plain, the car will be safe on the other side, because wind doesn't damage it. Finally to the second part of your question, risk management, our reinsurance business, the first model, the first piece when we've got into Hagerty Re, remember I said, "We protect our capital because we're going to protect our capital."

So, we layer out reinsurance in so many, I mean, just every which way that we possibly can with an A-rated panel. We have a very elaborate structure which allows us to take on, in theory, multiple Cats in a year. It's been very successful for us. It's just built into the model and allows us to not just continue our earnings, we also have stop loss provisions in our main business to make sure that any one Cat can ever really hinder our ability to keep running the company and grow. So, we use a belt and suspenders model because I didn't want to take this lightly and it's really built to grow.

Fred Turcotte:

Yeah. I mean, just to add to that. Gary, good to see you.

Gary Ransom:

Yeah. It's good to see you.

Fred Turcotte:

On the MGA side, we actually have stop loss provisions that protect the cash of the MGA. So, no one Cat will count more than $1 million against the calculation of our contingent commission. So, we have our base commission. We have a contingent commission. That is protected by a stop loss. We have that with all of our contracts, with all of our underwriters. And as McKeel said, we buy 2% of earned premium protects about 45 to 50% of our business. We actually have a reinsurance panel for Hagerty Re. So, reinsurance company has its own reinsurance to protect the actual balance sheet, all of the capital that's accumulated, plus half of the earnings of the current year. So, we buy up the protection. We started that in 2017 when we launched Hagerty Re and we still have it today.

McKeel Hagerty:

All right.

McKeel Hagerty:

I think we've gone a few minutes long. I'm going to take one more question back from our webcast, and then we're going to break and look at cars and sot kind of thing. So, John, you get the final word and final question. Make it a good one. Make it a good one.

John Belniak:

Question from the chat. "How does the current shift underway towards EVs as a percentage of total vehicle sales impact your view on the future TAM in the decades ahead?"

McKeel Hagerty:

It's great. What a great question. So, the last car I talked about in the video was that pickup truck, the 1969 Ford F-100 that had been electrified. It's one of those things. And of course, you guys are all really quantitative in the way you run your life. And what's amazing to me is people don't quite realize is that we're just still not making very many EVs right now, relative to the total SAR rate of internal combustion cars that are built. So, still the vast, vast, vast majority, despite all the excitement, of vehicles that are built are internal combustion cars. You see the early declarations of a lot of the car companies saying they're either going to have to or they're going to voluntarily become EV only for new vehicles sales by some as early as 2030, otherwise 2035.

So, you're talking decades and decades and decades where minimally in our view, in our analysis thinking forward, minimally the majority of the vehicles on the road are still going to be internal combustion engine cars, even as EVs come up. You got to look at the manufacturing reality of how many EVs can be put out there. If you look at the example of the truck that we showed during the video, I mean, that's one example of one individual restoring a car with an electric drive train. And as I mentioned in the video, we embrace that. I think it's great. We just think it's going to take a little bit longer than some people think. So, our view is, we're not going to save driving by being too concerned by what powers the vehicle. We're going to save driving by being passionate about cars and the fun and the enjoyment and the competitive aspects of it.

One of the first vehicles that was actually electrified to my knowledge by a cassette-based product where you just removed the engine and put in an electric drive train was an Aston Martin DB5. To my right here, sorry on the video, there's an Aston Martin DB5 sitting on the video, the same car that James Bond drove. There's a company in England that was converting them. And people were like, "Oh my gosh, this is an abomination." In my view, it's not an abomination. It's great. They've lovingly preserved a DB5. This is not one of the electric ones. Here's a company lovingly preserving DB5s. They're wonderful cars. They're allowing a next generation who wants to drive it with an electric drive train to drive it.

And if that's what we do, I just hope that the car remains basically looking like a cool Aston Martin DB5, the internal combustion engine goes on a stand as a piece of art in the garage, the car is preserved and it drives around with a battery power. We're not threatened by it. We like it. Our view is, if you really look at the numbers, it's just going to be slower coming than we think. So, we're going to focus on our growth and keep bringing more members into our ecosystem. So, with that, I want to thank everybody on our livestream, the chat-

Fred Turcotte:

Thanks, everybody.

McKeel Hagerty:

... and everybody here for joining us. We really appreciate you being here. So-

Rob Kauffman:

Thank you.

McKeel Hagerty:

... all the best.

Rob Kauffman:

Thank you.

Important Information and Where To Find It

Aldel Financial Inc. (“Aldel”) has entered into that certain Business Combination Agreement, dated as of August 17, 2021 (the “Business Combination Agreement”), by and among Aldel, Aldel Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Aldel (“Merger Sub”), and The Hagerty Group, LLC, a Delaware limited liability company (“Hagerty”), pursuant to which: (a) all of the outstanding equity interests of Hagerty will be exchanged for shares of Class V Common Stock and OpCo Units; (b) Merger Sub will be merged with and into Hagerty (the “Merger”), whereupon the separate limited liability company existence of Merger Sub shall cease and Hagerty shall be the surviving company (Hagerty following the Merger is sometimes hereinafter referred to as the “OpCo”) and continue its existence under the Delaware Limited Liability Company Act (the “LLC Act”); (c) the existing limited liability company agreement of Hagerty will be amended and restated in the form attached to the Business Combination Agreement, to, among other things, make Aldel a member of the OpCo; and (d) Aldel will change its name to Hagerty, Inc. (“New Hagerty”) (the Merger and the other transactions contemplated by the Business Combination Agreement are collectively referred to as the “Business Combination”). In connection with the proposed Business Combination, Aldel has filed with the SEC and has mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting relating to the transaction. INVESTORS AND STOCKHOLDERS OF ALDEL ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ALDEL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALDEL, HAGERTY AND THE BUSINESS COMBINATION. The definitive proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Aldel with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by directing a request to: Aldel Financial Inc., 105 S. Maple Street, Itasca, Illinois 60143.

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Aldel and its directors and executive officers may be deemed participants in the solicitation of proxies from Aldel’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Aldel is included in the proxy statement for the proposed Business Combination and is available at www.sec.gov. Additional information regarding the interests of such participants is contained in the proxy statement for the proposed Business Combination. Information about Aldel’s directors and executive officers and their ownership of Aldel common stock is set forth in Aldel’s prospectus, dated April 12, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation is included in the proxy statement pertaining to the proposed Business Combination. These documents can be obtained free of charge from the sources indicated above.

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Examples of forward-looking statements include, among others, statements made in this communication regarding the proposed transactions contemplated by the Business Combination Agreement and the Subscription Agreements, including the benefits of the Business Combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the Business Combination. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Aldel’s and Hagerty’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against Aldel or Hagerty following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Aldel and Hagerty, certain regulatory approvals, or satisfy other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the failure to meet the minimum cash requirements of the Business Combination Agreement due to Aldel stockholder redemptions and the failure to obtain replacement financing; (6) the inability to complete the concurrent PIPE; (7) the failure to meet projected development and production targets; (8) the impact of COVID-19 pandemic on Hagerty’s business and/or the ability of the parties to complete the proposed Business Combination; (9) the inability to obtain or maintain the listing of Aldel’s shares of common stock on The New York Stock Exchange following the proposed Business Combination; (10) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (11) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of Hagerty to grow and manage growth profitably, and retain its key employees; (12) costs related to the proposed Business Combination; (13) changes in applicable laws or regulations; (14) the possibility that Aldel or Hagerty may be adversely affected by other economic, business, and/or competitive factors; (15) risks relating to the uncertainty of the projected financial information with respect to Hagerty; (16) risks related to the organic and inorganic growth of Hagerty’s business and the timing of expected business milestones; (17) the amount of redemption requests made by Aldel’s stockholders; and (18) other risks and uncertainties indicated from time to time in the final prospectus of Aldel for its initial public offering dated April 12, 2021 filed with the SEC and the definitive proxy statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in Aldel’s other filings with the SEC. 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This communication does not constitute the solicitation of a proxy, consent or authorization with respect to the Business Combination. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.